Filed Pursuant to Rule 424(b)(7)
Registration No. 333-286913

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2025)

9,000,000 Shares

Loar Holdings Inc.

Common Stock

The selling stockholders identified in this prospectus supplement are offering 9,000,000 shares of common stock, par value $0.01 per share (“common stock”), of Loar Holdings Inc. (the “Company”). The Company is not selling any shares of common stock under this prospectus supplement and will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The selling stockholders have granted the underwriters an option for 30 days after the date of this prospectus supplement to purchase up to an additional 1,350,000 shares of common stock. See “Underwriting (Conflicts of Interest)” for more information.

The Company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LOAR.” On May 12, 2025, the last sale price of the common stock as reported on NYSE was $99.49 per share.

	Public Offering Price	Underwriting Discounts and Commissions(1)	Proceeds to Selling Stockholders (Before Expenses)
Per Share	$83.4100	$2.5023	$80.9077
Total	$750,690,000.00	$22,520,700.00	$728,169,300.00

(1)

We have agreed to reimburse the underwriters for certain expenses in connection with this offering, other than underwriting discounts and commissions that will be borne by the selling stockholders. See “Underwriting (Conflicts of Interest)” beginning on page S-14 of this prospectus supplement for additional information regarding underwriting compensation.

Investing in the Company’s common stock involves risks. See “Risk Factors” beginning on page S-6 and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about May 16, 2025, through the book-entry facilities of The Depository Trust Company.

(*lead bookrunners listed in alphabetical order)

Jefferies*		Morgan Stanley*
Moelis & Company	Citigroup	RBC Capital Markets
Blackstone

The date of this prospectus supplement is May 14, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other document subsequently filed with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the titles of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectus. None of the Company, any selling stockholder or any underwriter has authorized anyone to provide you with any different or additional information or to make any representations about information that is not contained or incorporated by reference in this prospectus supplement, any accompanying prospectus or in any free writing prospectus that we may provide you in connection with this offering. We, the selling stockholders and the underwriters do not take any responsibility for and can provide no assurance as to the reliability of, any other information or representations that others may give you.

None of the Company, any selling stockholder or any underwriter is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless stated otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “Loar” and “our Company” and similar references refer to Loar Holdings Inc. and its consolidated subsidiaries and supported practices.

FOR INVESTORS OUTSIDE THE UNITED STATES: NONE OF THE COMPANY, ANY SELLING STOCKHOLDER OR ANY UNDERWRITER HAS DONE ANYTHING THAT WOULD PERMIT THIS OFFERING OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY FREE WRITING PROSPECTUS WE MAY PROVIDE TO YOU IN CONNECTION WITH THIS OFFERING IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. YOU ARE REQUIRED TO INFORM YOURSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS RELATING TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY SUCH FREE WRITING PROSPECTUS OUTSIDE OF THE UNITED STATES.

S-ii

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding our Company.

We are incorporating by reference into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus supplement. This prospectus supplement incorporates by reference the following (excluding any portions of such documents that have been or are deemed to have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025 (our “Quarterly Report”);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2024, from our definitive proxy statement on Schedule 14A, filed with the SEC on April 22, 2025;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 24, 2024, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description;

•	Current Report on Form 8-K filed on February 21, 2025, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed on February 25, 2025; and

•	Current Report on Form 8-K filed on March 7, 2025.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information that has been or is deemed to have been “furnished” but not “filed” under the Exchange Act, including information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which will not be incorporated by reference herein. Any such filings, or any portion of such filings as specified above, shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any of the reports and documents referred to above that have been or will be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

S-iii

Loar Holdings Inc.

20 New King Street

White Plains, New York 10604

Attention: Investor Relations

IR@loargroup.com

We maintain an internet site at www.loargroup.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on, or accessible through, our website shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement include express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements are included throughout this prospectus supplement and relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this prospectus supplement.

The forward-looking statements contained or incorporated by reference in this prospectus supplement are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

•	our business focuses almost exclusively on the aerospace and defense industry;

•	we rely heavily on certain customers for a significant portion of our sales;

•

we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations;

•

we depend on our executive officers, senior management team and highly trained employees and any work stoppage, difficulty hiring similar employees, or ineffective succession planning could adversely affect our business;

•	our sales to manufacturers of aircraft are cyclical, and a downturn in sales to these manufacturers may adversely affect us;

•	our business depends on the availability and pricing of certain components and raw materials from suppliers;

•	our operations depend on our manufacturing facilities, which are subject to physical and other risks that could disrupt production;

•	our business may be adversely affected if we were to lose our government or industry approvals, if more stringent government regulations were enacted or if industry oversight were to increase;

•

our commercial business is sensitive to the number of flight hours that our customers’ planes spend aloft, the size and age of the worldwide aircraft fleet and our customers’ profitability, and these items are, in turn, affected by general economic and geopolitical and other worldwide conditions;

•

technology failures or cyber security breaches or other unauthorized access to our information technology systems or sensitive or proprietary information could have an adverse effect on the Company’s business and operations;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	we could incur substantial costs as a result of violations of or liabilities under environmental laws and regulations;

S-v

•

tariffs on certain imports to the United States and other potential changes to U.S. tariff and import/export regulations may have a negative effect on global economic conditions and our business, financial results and financial condition;

•	our indebtedness, which is subject to variable interest rates, could adversely affect our financial health and could harm our ability to react to changes to our business;

•

to service our indebtedness, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations;

•

pursuant to the Voting Agreement, dated as of April 29, 2024 (the “Voting Agreement”), by and between Loar Holdings Inc., funds advised by Abrams Capital Management, L.P. (“Abrams Capital”), GPV Loar LLC, Dirkson Charles and Brett Milgrim, such parties directly control a majority of the voting power of the shares of our common stock eligible to vote in the election of our directors, and their interests may conflict with ours or yours in the future; and

•

the other factors discussed under “Risk Factors” below, as set forth in Part I Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as well as those included in other reports we file from time to time with the SEC (including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes thereto in our Annual Report and Quarterly Report and the documents incorporated by reference herein, before deciding whether to invest in our common stock.

Overview

We specialize in the design, manufacture, and sale of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. We focus on mission-critical highly engineered solutions with high intellectual property content. Furthermore, our products have significant aftermarket exposure, which has historically generated predictable and recurring revenue. We estimate that approximately 53% of our 2024 net sales were derived from aftermarket products.

The products we manufacture cover a diverse range of applications supporting nearly every major aircraft platform in use today and include auto throttles, lap-belt airbags, two- and three-point seat belts, water purification systems, fire barriers, polyimide washers and bushings, latches, hold-open and tie rods, temperature and fluid sensors and switches, carbon and metallic brake discs, fluid and pneumatic-based ice protection, RAM air components, sealing solutions and motion and actuation devices, customized edge-lighted panels and knobs and annunciators for incandescent and LED illuminated pushbutton switches, among others.

We primarily serve three core end markets: commercial aerospace, business jet and general aviation, and defense, which have long historical track records of consistent growth. We also serve a diversified customer base within these end markets where we maintain long-standing customer relationships. We believe that the demanding, extensive and costly qualification process for new entrants, coupled with our history of consistently delivering exceptional solutions for our customers, has provided us with leading market positions and created significant barriers to entry for potential competitors. By utilizing differentiated design, engineering, and manufacturing capabilities, along with a highly targeted acquisition strategy, we have sought to create long-term, sustainable value with a consistent, global business model.

As a specialized supplier in the aerospace and defense component industry, we believe we are well positioned to deliver innovative, mission-critical solutions to a wide array of aerospace and defense customers. Our key competitive strengths support our ability to offer differentiated solutions to our customers. We have a portfolio of mission-critical, niche aerospace and defense components that we believe hold leading market positions. We have intellectual property-driven proprietary products and expertise in an industry with high barriers to entry. We are strategically focused on higher-margin aftermarket content. We have highly diversified revenue streams, and our diversification stretches across end-markets, customers, platforms, and product category or application. We have an established business model with a lean, entrepreneurial structure. We have a disciplined and strategic approach to acquisitions with a history of successful integration. We have a track record of strong growth, margins and cash flow generation.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. In addition, for so long as we are an emerging growth company, among other exemptions, we will:

•	not be required to engage an independent registered public accounting firm to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

not be required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report;

•

be permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements;

•

not be required to disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation; or

•	not be required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes.”

We will remain an “emerging growth company” until the earliest to occur of:

•	our reporting of $1.235 billion or more in annual gross revenue;

•	our becoming a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	our issuance, in any three-year period, of more than $1.0 billion in non-convertible debt; and

•	the fiscal year end following the fifth anniversary of the completion of our initial public offering, which closed on April 29, 2024.

The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), also permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period under the JOBS Act.

Controlled Company Status

For purposes of the corporate governance rules of the NYSE, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Pursuant to the Voting Agreement, Abrams Capital, GPV Loar LLC, Dirkson Charles and Brett Milgrim together will continue to own more than 50% of our voting power upon completion of this offering. Accordingly, we are eligible for, but do not currently and do not intend to rely on, certain exemptions from the corporate governance requirements of the NYSE. Specifically, as a “controlled company,” are not required to have (1) a majority of independent directors, (2) a nominating and corporate governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or (4) an annual performance evaluation of the nominating and governance and compensation committees. In the event we elect to rely on some or all of these exemptions in the future, you would not have the same protections afforded to stockholders of companies that are subject to all of the applicable corporate governance rules of the NYSE.

Corporate Information

Loar Holdings Inc. is a Delaware corporation. Our common stock is listed on NYSE under the symbol “LOAR.” Our principal executive offices are located at 20 New King Street, White Plains, New York 10604, and our telephone number is (914) 909-1311. Our website address is www.loargroup.com. The information contained on, or that can be accessed through, our website is not incorporated by reference herein and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement. We are a holding company and all of our business operations are conducted through our subsidiaries and supported practices.

THE OFFERING

Common stock offered by the selling stockholders:	9,000,000 shares of common stock (or 10,350,000 shares of common stock if the underwriters’ option to purchase additional shares of our common stock is exercised in full).

Common stock outstanding:	93,556,071 shares of common stock (as of May 9, 2025). The number of shares of common stock will not change as a result of this offering.

Use of proceeds:	The selling stockholders will receive all of the proceeds from the sale of common stock in this offering. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Risk factors:	You should carefully consider the information set forth herein under “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement, including the “Risk Factors” section beginning on page S-5 and the “Risk Factors” section of our Annual Report on Form 10-K, before deciding whether to purchase shares of common stock.

Conflicts of Interest:	Blackstone Securities Partners L.P., one of the participating underwriters, is an affiliate of each of GSO Capital Opportunities Fund III LP, Blackstone Private Credit Fund, BCRED Twin Peaks LLC, GSO Orchid Fund LP and GSO Barre des Ecrins Master Fund SCSp, who collectively own in excess of 10% of our outstanding shares of common stock and are each selling stockholders in this offering. For these reasons, Blackstone Securities Partners L.P. is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. FINRA Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In compliance with FINRA Rule 5121, Blackstone Securities Partners L.P. will not sell any securities in the offering to a discretionary account, unless Blackstone Securities Partners L.P. has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

NYSE trading symbol:	“LOAR”

The number of shares of common stock outstanding as set forth above is based on 93,556,071 shares of common stock outstanding as of March 31, 2025, and excludes 8,946,429 shares of our common stock reserved for future issuance under the Loar Holdings Inc. 2024 Equity Incentive Plan (the “2024 Plan”), which became effective on April 16, 2024, as well as any future increases in the number of shares of our common stock reserved for issuance under the 2024 Plan, and options to purchase an aggregate of 68,000 shares of common stock pursuant to inducement awards not granted under the 2024 Plan as material inducements to the recipients thereof to commence employment with us that we made pursuant to an exemption from shareholder approval under NYSE rules (“Inducement Awards”).

Unless we indicate otherwise or the context otherwise requires, this prospectus supplement reflects and assumes:

•	no exercise of any options issued pursuant to our 2024 Plan, 837,800 of which have vested;

•	no grant of any Inducement Awards, or issuance of any shares pursuant to such Inducement Awards, other than as mentioned above; and

•	no exercise by the underwriters of their option to purchase additional shares of our common stock.

5

RISK FACTORS

Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement, including the following risk factors and the risk factors incorporated by reference from Part I, Item 1A of our most recent Annual Report on Form 10-K, as they may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and our other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference.” Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks, and you may lose all or part of your investment.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market following the completion of this offering could cause the market price for our common stock to decline.

The sale of substantial amounts of shares of our common stock in the public market after this offering, or the perception that such sales could occur, including sales by our directors, executive officers and their affiliates, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Insiders will continue to have substantial influence over us after this offering, which could limit your ability to affect the outcome of key transactions, including a change of control.

After this offering, our directors and executive officers and their affiliates will beneficially own shares representing approximately 65% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock. Furthermore, the interests of these stockholders may not align with those of stockholders more broadly.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations. You may not be able to resell your shares at or above the public offering price due to a number of factors, including the risk factors incorporated by reference from Part I, Item 1A of our most recent Annual Report on Form 10-K, as they may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and our other SEC filings filed after such Annual Report, which are incorporated by reference herein.

Furthermore, the stock markets in general have experienced extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

USE OF PROCEEDS

All shares of our common stock sold in this offering will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We have agreed to pay certain expenses related to this offering, other than underwriting discounts and commissions that will be borne by the selling stockholders.

SELLING STOCKHOLDERS

The following tables show information as of May 9, 2025 regarding the beneficial ownership of our common stock by the selling stockholders. The percentages of shares outstanding provided in the table are based on a total of 93,556,071 shares of our Common Stock outstanding as of May 9, 2025.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before July 8, 2025, which is 60 days after May 9, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise specified below, none of the Selling Stockholders hold any position or office with us, or have or have had any other material relationship with us within the past three years. Except as otherwise noted below, the address for persons listed in the table is c/o Loar Holdings Inc., 20 New King Street, White Plains, NY 10604.

Name of Beneficial Owner	Shares Beneficially Owned Before this Offering		Shares Offered Hereby (Without Option)	Shares Offered Hereby (With Option)	Shares Beneficially Owned After this Offering (Without Option)		Shares Beneficially Owned After this Offering (With Option)
	Number	Percentage			Number	Percentage	Number	Percentage
Abrams Capital Management, L.P. and affiliates(1)	37,427,917	40.0	4,673,986	5,377,677	32,753,931	35.0	32,050,240	34.3
Blackstone Alternative Credit Advisors LP and affiliates(2)	12,475,962	13.3	1,557,994	1,792,557	10,917,968	11.7	10,683,405	11.4
GPV Loar LLC(3)	9,357,002	10.0	1,168,499	1,344,422	8,188,503	8.8	8,012,580	8.6
Dirkson Charles(4)	4,863,377	5.2	589,605	678,372	4,273,772	4.6	4,185,005	4.5
Brett Milgrim(5)	4,615,868	4.9	558,695	642,810	4,057,173	4.3	3,973,058	4.2
Glenn D’Alessandro(6)	1,137,510	1.2	132,436	152,375	1,005,074	1.1	985,135	1.1
Michael Manella(7)	1,123,959	1.2	130,744	150,428	993,215	1.1	973,531	1.0
Michael Couitt(8)	731,596	*	66,000	75,900	665,596	*	655,696	*
James Mullen(9)	596,676	*	83,951	96,544	512,725	*	500,132	*
Jonathan M. Green(10)	362,909	*	32,590	32,590	330,319	*	330,319	*
Ian McKillop(11)	67,386	*	3,900	4,485	63,486	*	62,901	*
TC Queener(12)	11,865	*	1,600	1,840	10,265	*	10,025	*

*	Represents less than 1.0% of outstanding shares.
(1)

Shares reported herein include shares deemed to be beneficially owned by (i) Abrams Capital Partners II, L.P. (“ACP II”), Riva Capital Partners IV, L.P. (“Riva IV”), Abrams Capital Partners I, L.P. (“ACPI”), Whitecrest Partners, LP (“WCP”), Great Hollow International, L.P. (“GHI”) and Riva Capital Partners V, L.P. (“Riva V”); (ii) Abrams Capital, LLC (“AC LLC”) that are held for the account of ACPI, ACPII, and WCP for which AC LLC serves as general partner; (iii) Riva Capital Management IV, LLC (“RCM IV”) that are held for the account of Riva IV for which RCM IV serves as general partner; (iv) Riva Capital

Management V, LLC (“RCM V”; together with AC LLC, GHP, and RCM IV, the “GP Entities”) that are held for the account of Riva V for which RCM V serves as general partner and (v) Great Hollow Partners, LLC (“GHP”) that are held for the account of GHI for which GHP serves as general partner. Furthermore, shares reported herein also include shares deemed to be beneficially owned by Abrams Capital Management, L.P. (the “LP”) and Abrams Capital Management, LLC (the “LLC”). The LP serves as investment manager for ACP II, Riva IV, Riva V, ACPI, WCP and GHI. The LLC is the general partner of the LP. David Abrams is the managing member of the GP Entities and the LLC and, as such, may be deemed to beneficially own shares that are beneficially owned by the GP Entities and/or the LLC. The principal business address of these entities is 222 Berkeley Street, 21st Floor, Boston, MA 02116. Mr. Abrams is a member of our Board of Directors (the “Board”).
(2)

Reflects shares held by GSO Capital Opportunities Fund III LP, Blackstone Private Credit Fund, BCRED Twin Peaks LLC, GSO Orchid Fund LP and GSO Barre des Ecrins Master Fund SCSp. (each, a “Blackstone Holder”).

GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Holdings I L.L.C. is the managing member of GSO Capital Opportunities Associates III LLC.

BCRED Twin Peaks LLC is wholly-owned by Blackstone Private Credit Fund. Blackstone Credit BDC Advisors LLC is the investment manager of Blackstone Private Credit Fund. Blackstone Alternative Credit Advisors LP is the sole member of Blackstone Credit BDC Advisors LLC.

GSO Orchid Associates LLC is the general partner of GSO Orchid Fund LP. GSO Holdings III L.L.C. is the sole member of GSO Orchid Associates LLC.

Blackstone Europe Fund Management S.à r.l is the manager of GSO Barre des Ecrins Master Fund SCSp. Blackstone Alternative Credit Advisors LP is the investment manager of Blackstone Europe Fund Management S.à r.l.

GSO Advisor Holdings L.L.C. is the special limited partner of Blackstone Alternative Credit Advisors LP with the investment and voting power over the securities beneficially owned by Blackstone Alternative Credit Advisors LP. Blackstone Holdings I L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by GSO Capital Opportunities Fund III LP and is the sole member of GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Holdings IV L.P. is the sole member of GSO Holdings III L.L.C. Blackstone Holdings IV GP LP is the general partner of Blackstone Holdings IV L.P. Blackstone Holdings IV GP Management (Delaware) L.P. is the general partner of Blackstone Holdings IV GP LP. Blackstone Holdings IV GP Management L.L.C. is the general partner of Blackstone Holdings IV GP Management (Delaware) L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings IV GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the Blackstone Holders (other than each Blackstone Holder to the extent of its direct holdings). The principal business address of these entities is c/o Blackstone Inc. 345 Park Avenue, 31st Floor, New York, New York 10154.

(3)

Shares reported herein are owned by GPV Loar LLC, a Delaware limited liability company (“GPV Loar”), the sole Manager of which is Paul S. Levy. As a result, Mr. Levy may be deemed to have beneficial ownership of the shares held directly by GPV Loar. The address for GPV Loar and Mr. Levy is 440 Royal Palm Way, Palm Beach, FL 33480. Mr. Levy is a member of our Board.

(4)

Shares reported herein include shares owned by the Charles Family Trust 13, the trustee of which is Dirkson Charles. As a result, Mr. Charles may be deemed to have beneficial ownership of the shares held directly by the Charles Family Trust 13. Shares reported herein also include 142,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Charles is our President, Chief Executive Officer, Executive Co-Chairman and Director.

(5)

Shares reported herein include shares owned by BNM Capital LLC, a Delaware limited liability company, the sole Investments Manager of which is Brett Milgrim. As a result, Mr. Milgrim may be deemed to have beneficial ownership of the shares held directly by BNM Capital LLC. Shares reported herein also include 142,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Milgrim is our Executive Co-Chairman and Director.

(6)

Shares reported herein include 77,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. D’Alessandro is our Treasurer and Chief Financial Officer.

(7)

Shares reported herein include shares owned by the Michael J. Manella as Trustee of the Michael J. Manella Living Trust – 2006. As a result, Mr. Manella may be deemed to have beneficial ownership of the shares held directly by the Michael J. Manella as Trustee of the Michael J. Manella Living Trust—2006. Shares reported herein include 77,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Manella is our Vice President, General Counsel and Secretary.

(8)	Shares reported herein include 71,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Couitt is our Executive Vice President.
(9)	Shares reported herein include 37,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Mullen is our Vice President of Engineering.
(10)

Shares reported herein include 37,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Green is our Vice President of Business Development.

(11)	Shares reported herein include 27,800 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. McKillop is our Director of Investor Relations.
(12)	Shares reported herein include 7,400 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Queener is our Executive Vice President.

Registration Rights Agreement Additional Lock-up Waiver

As described in our prospectus, pursuant to our registration rights agreement, dated as of April 29, 2024 (the “Registration Rights Agreement”), Mr. Charles and Mr. Milgrim are not permitted to sell or otherwise transfer the shares each of them held immediately following the closing of our initial public offering, which occurred on April 29, 2024, until and including September 30, 2027 (the “Additional Lock-up”), subject to limited waivers and exceptions, including (i) an exception for Mr. Charles to transfer up to $30 million of such shares held by him and (ii) an exception for Mr. Milgrim to transfer up to $30 million of such shares held by him. As of the date of this prospectus supplement, Abrams Capital, GPV Loar LLC, Blackstone Credit, Mr. Charles and Mr. Milgrim (together, the “Principal Investors”) have agreed to provide a limited waiver of the Additional Lock-up in order to enable Mr. Charles and Mr. Milgrim to sell up to a pro rata amount with the other Principal Investors in this offering, calculated based on the percentage of shares owned by them prior to this offering.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of shares of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of shares of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our common stock, the excess will be treated as gain from the disposition of shares of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined herein) below under “—Additional Withholding Requirements.” However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA (as defined herein), any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of that disposition or the period that the non-U.S. holder held our common stock, and, in the case where our common stock is considered regularly traded on an established securities market for this purpose, the non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within such period. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

In a situation in the first bullet point or the third bullet point immediately above, a non-U.S. holder will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses realized in the same year even though the individual is not considered a resident of the United States.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus, among us, the selling stockholders and Jefferies LLC and Morgan Stanley & Co. LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling stockholders, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	3,150,000
Morgan Stanley & Co. LLC	3,150,000
Moelis & Company LLC	675,000
Citigroup Global Markets Inc.	675,000
RBC Capital Markets, LLC	675,000
Blackstone Securities Partners L.P.	675,000

Total	9,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from the selling stockholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority except sales to accounts over which they have discretionary authority to exceed 5% of the common stock being offered.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $1.50138 per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by the selling stockholders as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that the selling stockholders are to pay the underwriters and the proceeds, before expenses, to the selling stockholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$83.4100	$83.4100	$750,690,000.00	$863,293,500.00
Underwriting discounts and commissions paid by the selling stockholders	$2.5023	$2.5023	$22,520,700.00	$25,898,805.00
Proceeds to the selling stockholders, before expenses	$80.9077	$80.9077	$728,169,300.00	$837,394,695.00

We estimate expenses payable by us in connection with this offering will be approximately $700,000. We estimate expenses payable by the selling stockholders in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $150,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.

Listing

Our common stock is listed on the NYSE under the trading symbol “LOAR.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Shares

The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,350,000 shares from the selling stockholders at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers, directors and certain of our stockholders, which includes the selling stockholders, have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, in each whether effected directly or indirectly, any shares of common stock or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares, currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) or by any family member, or

•

enter into any swap, hedge or similar arrangement that transfers, in whole or in part, the economic risk of ownership of shares of common stock or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise, or

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of common stock or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares of common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; provided that a demand may be made or a right may be exercised under any registration rights agreement with respect to the registration 60 days after the date of this prospectus of shares of common stock that does not require the filing of any registration statement or any public announcement or activity regarding such registration during such 60-day period, or

•	publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus without the prior written consent of Jefferies LLC and Morgan Stanley & Co. LLC.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus.

Notwithstanding the foregoing, the securityholder may transfer shares of common stock or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares:

(i)	as a bona fide gift or to a charitable organization or educational institution;

(ii)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or any immediate family member of the securityholder;

(iii)	to a trust whose beneficiaries consist exclusively of one or more of the securityholder and/or an immediate family member;

(iv)

by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(v)

to a corporation, partnership, limited liability company or other entity of which the securityholder or any immediate family member is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	if the securityholder is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)

if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, to any shareholder, partner, or member of, or owner of a similar equity interest in, the securityholder, as the case may be;

(viii)

if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity so long as the transferee is an affiliate of the securityholder (including where the securityholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution or other transfer or distribution to general or limited partners, members or shareholders of, or other holders of equity interest in, the securityholder;

(ix)

that the securityholder may purchase shares of common stock (A) from the underwriters in this offering (if the securityholder is not an officer or director of the Company) or (B) in open market transactions after the completion of the offering; provided that no public disclosure or filing under the Exchange Act shall be required or shall be voluntarily made reporting a reduction in beneficial ownership in connection with subsequent sales of shares of common stock or other securities acquired in this offering or in such open market transactions;

(x)

in connection with the exercise, vesting or settlement of options, restricted stock units, warrants or other rights to purchase shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the exercise, vesting or settlement of such options, restricted stock units, warrants or rights; provided that any shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares received as a result of such exercise, vesting or settlement shall remain subject to the terms of this agreement; and provided further that any such options, restricted stock units, warrants or rights are held by the securityholder pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement;

(xi)

only with respect to the Blackstone Holders, pursuant to the pledge, hypothecation or other grant of a security interest in any shares of common stock or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares of common stock, to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares of common stock or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares of common stock; provided that the securityholder shall provide Jefferies and Morgan Stanley prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest;

(xii)

pursuant to a bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction that is approved by the Board and made to all holders of the Company’s capital stock after the offering involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the securityholder may agree to transfer, sell, tender or otherwise dispose of shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares or other such securities in connection with such transaction, or vote any shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, the securityholder’s shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares, shall remain subject to the provisions of this agreement; or

(xiii)

to the Company in connection with (A) the termination of the securityholder’s employment with the Company, (B) the securityholder’s death or disability or (C) pursuant to agreements under which the Company has the option to repurchase such shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares.

Provided, however, that in any such case, it shall be a condition to such transfer that:

•

in the case of any transfer pursuant to clauses (i) through (viii) above, each transferee executes and delivers to Jefferies and Morgan Stanley an agreement in form and substance satisfactory to Jefferies and Morgan Stanley stating that such transferee is receiving and holding such shares or options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares, subject to the provisions of this letter agreement and agrees not to sell or offer to sell such shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares, engage in any swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and

•	in the case of any transfer pursuant to clauses (i) through (viii) above, such transfer shall not involve a disposition for value; and

•

in the case of any transfer pursuant to clauses (i) through (xi) and (xiii) above, prior to the expiration of such 60-day period, it shall be a condition to such transfer that no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be made voluntarily during such 60-day period, and if the securityholder is required to file a report under the Exchange Act reporting a change in beneficial ownership of shares or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares during the Lock-up Period, the securityholder shall include a statement in such report indicating the circumstances of such transfer and, in the case of a transfer pursuant to clauses (i) through (viii), that the transferee has agreed to be bound by the terms of this letter.

Jefferies LLC and Morgan Stanley & Co. LLC may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the selling stockholders or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Blackstone Securities Partners L.P., one of the participating underwriters, is an affiliate of each of GSO Capital Opportunities Fund III LP, Blackstone Private Credit Fund, BCRED Twin Peaks LLC, GSO Orchid Fund LP and GSO Barre des Ecrins Master Fund SCSp, who collectively own in excess of 10% of our outstanding shares of common stock and are each selling stockholders in this offering. For these reasons, Blackstone Securities Partners L.P. is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. In addition, certain affiliates of Blackstone Securities Partners L.P. are lenders under our Credit Agreement, dated as of October 2, 2017, as amended from time to time. FINRA Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In compliance with FINRA Rule 5121, Blackstone Securities Partners L.P. will not sell any securities in the offering to a discretionary account, unless Blackstone Securities Partners L.P. has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

Selling Restrictions

Canada

(A)	Resale Restrictions

The distribution of the shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)	Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C)	Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)	Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)	Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)	Taxation and Eligibility for Investment

Canadian purchasers of the shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

(G)	Language of Documents

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

a person associated with the Company under Section 708(12) of the Corporations Act; or

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has either (i) been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU exit) Regulations 2019, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

Benesch, Friedlander, Coplan & Aronoff LLP, New York, NY, will pass upon the validity of the common stock offered by this prospectus supplement. Ropes & Gray LLP, Boston, MA, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Loar Holdings Inc. appearing in Loar Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report there on included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

70,563,595 Shares

LOAR HOLDINGS INC.

Common Stock

The selling stockholders identified herein (the “Selling Stockholders”), from time to time, may offer to sell up to 70,563,595 shares of our common stock, par value $0.01 per share (our “Common Stock” or the “Common Shares”). We are registering such shares under the terms of an agreement that provides registration rights to the Selling Stockholders. We are not selling any shares of our Common Stock under this Prospectus and we will not receive any proceeds from the sale of any shares of our Common Stock sold by the Selling Stockholders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LOAR.” The last reported sale price of our common stock on April 30, 2025 was $94.58 per share.

At the time the Selling Stockholders offer shares registered by this Prospectus, we will provide a prospectus supplement, if required, that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus. You should read this Prospectus and any applicable prospectus supplement carefully before you invest.

The Selling Stockholders may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The Selling Stockholders also may sell shares directly to investors or through underwriters, agents or dealers. If the Selling Stockholders use underwriters, agents or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Investing in our Common Stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this Prospectus and under similar headings in the other documents filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this Prospectus, as well as those contained in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 1, 2025

The terms “Company,” “Loar,” “we,” “us,” “our” and similar terms, unless the context otherwise requires, refer to Loar Holdings Inc. together with Loar Group Inc. and its other subsidiaries.

We are responsible for the information contained and incorporated by reference in this Prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the Selling Stockholders have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This Prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this Prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this Prospectus, any accompanying prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this Prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this Prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

i

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell, in one or more offerings, shares of our Common Stock.

At the time the Selling Stockholders offer shares of our Common Stock registered by this Prospectus, if required, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus or incorporated by reference in this Prospectus. If the information in this Prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read this Prospectus, the information incorporated by reference into this Prospectus and any applicable prospectus supplement as well as any post-effective amendments to the Registration Statement of which this Prospectus forms a part before you make any investment decision.

The rules of the SEC allow us to incorporate information by reference into this Prospectus. This information incorporated by reference is considered to be part of this Prospectus. See “Information Incorporated by Reference.” You should read both this Prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information incorporated by reference or contained in this Prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor any Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this Prospectus, any applicable prospectus supplement or in any free writing prospectus filed with the SEC and we and they take no responsibility for any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of shares of our Common Stock. Our business, financial condition, liquidity or results of operations may have changed since such date.

RISK FACTORS

Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this Prospectus, including the risk factors below and the risk factors incorporated by reference from Part I, Item 1A of our most recent Annual Report on Form 10-K, as they may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and our other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference.” The prospectus supplement related to an offering may also include certain risks relating to that offering. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus include express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements are included throughout this prospectus and relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this prospectus.

The forward-looking statements contained or incorporated by reference in this prospectus are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

•	our business focuses almost exclusively on the aerospace and defense industry;

•	we rely heavily on certain customers for a significant portion of our sales;

•

we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations;

•

we depend on our executive officers, senior management team and highly trained employees and any work stoppage, difficulty hiring similar employees, or ineffective succession planning could adversely affect our business;

•	our sales to manufacturers of aircraft are cyclical, and a downturn in sales to these manufacturers may adversely affect us;

•	our business depends on the availability and pricing of certain components and raw materials from suppliers;

•	our operations depend on our manufacturing facilities, which are subject to physical and other risks that could disrupt production;

•	our business may be adversely affected if we were to lose our government or industry approvals, if more stringent government regulations were enacted or if industry oversight were to increase;

•

our commercial business is sensitive to the number of flight hours that our customers’ planes spend aloft, the size and age of the worldwide aircraft fleet and our customers’ profitability, and these items are, in turn, affected by general economic and geopolitical and other worldwide conditions;

•

technology failures or cyber security breaches or other unauthorized access to our information technology systems or sensitive or proprietary information could have an adverse effect on the Company’s business and operations;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	we could incur substantial costs as a result of violations of or liabilities under environmental laws and regulations;

•

tariffs on certain imports to the United States and other potential changes to U.S. tariff and import/export regulations may have a negative effect on global economic conditions and our business, financial results and financial condition;

•	our indebtedness, which is subject to variable interest rates, could adversely affect our financial health and could harm our ability to react to changes to our business;

•

to service our indebtedness, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations;

•

pursuant to the Voting Agreement, dated as of April 29, 2024 (the “Voting Agreement”), by and between Loar Holdings Inc., funds advised by Abrams Capital Management, L.P. (“Abrams Capital”), GPV Loar LLC, Dirkson Charles and Brett Milgrim, such parties directly control a majority of the voting power of the shares of our common stock eligible to vote in the election of our directors, and their interests may conflict with ours or yours in the future; and

•

the other factors discussed under “Risk Factors” set forth in Part I Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as well as those included in other reports we file from time to time with the SEC (including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

THE COMPANY

We specialize in the design, manufacture, and sale of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Our focus on mission-critical, highly engineered solutions with high-intellectual property content resulted in approximately 85% of our 2024 net sales being derived from proprietary products where we believe we hold market-leading positions. Furthermore, our products have significant aftermarket exposure, which has historically generated predictable and recurring revenue. We estimate that approximately 53% of our 2024 net sales were derived from aftermarket products.

We currently operate as a Delaware corporation under the name Loar Holdings Inc., which is a holding company that holds all of the equity interests of Loar Group Inc., the entity which directly and indirectly holds all of the equity interests in our operating subsidiaries. Loar Holdings, LLC was formed August 21, 2017. Loar Holdings, LLC became a Delaware corporation on April 16, 2024 and changed its name to Loar Holdings Inc. in a corporate conversion, the purpose of which was to reorganize our structure so that the entity that offered our common stock to the public in our initial public offering would be a corporation rather than a limited liability company and so that our existing investors and new investors in our initial public offering would own our common stock rather than equity interests in a limited liability company.

Our principal offices are located at 20 New King Street, White Plains, New York 10604. Our telephone number is 914-909-1311. We maintain a website at loargroup.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus.

As used in this Prospectus, the terms “Company,” “Loar,” “we,” “us,” “our” and similar terms, unless the context otherwise requires, refer to Loar Holdings Inc. together with Loar Group Inc. and its other subsidiaries.

USE OF PROCEEDS

All shares of our Common Stock sold pursuant to this Prospectus will be offered and sold by the Selling Stockholders. We will not receive any proceeds from such sale.

SELLING STOCKHOLDERS

From time to time, the Selling Stockholders may sell up to 70,563,595 shares of our Common Stock pursuant to this Prospectus, in one or more offerings. Information about specific offerings and the identification of the specific Selling Stockholders participating in such offering will be set forth in a prospectus supplement, if required.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 30, 2025, which is 60 days after May 1, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of the shares of our Common Stock registered hereunder. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this Prospectus, subject to applicable law, including Rule 144 of the Securities Act. See “Plan of Distribution.”

The table below is based on 93,556,071 shares of our Common Stock outstanding as of April 21, 2025.

Any prospectus supplement may add, update, substitute, or change the information contained in this Prospectus, including the identity of each Selling Stockholder and the number of shares registered on their behalf.

Unless otherwise specified below, none of the Selling Stockholders hold any position or office with us, or have or have had any other material relationship with us within the past three years.

Except as otherwise noted below, the address for persons listed in the table is c/o Loar Holdings Inc., 20 New King Street, White Plains, NY 10604.

Name of Selling Stockholder	Common Stock Beneficially Owned		Shares of Common Stock That May be Sold Hereunder	Common Stock Beneficially Owned After Sale of All Common Stock That May be Sold Hereunder(1)
	Shares	Percentage		Shares	Percentage
Abrams Capital Management, L.P. and affiliates(2)	37,427,917	40.0	37,427,917	—	—
Blackstone Alternative Credit Advisors LP and affiliates(3)	12,475,962	13.3	12,475,962	—	—
GPV Loar LLC(4)	9,357,002	10.0	9,357,002	—	—
Dirkson Charles(5)	4,863,377	5.2	4,721,377	142,000	*
Brett Milgrim(6)	4,615,868	4.9	4,473,868	142,000	*
Glenn D’Alessandro(7)	1,137,510	1.2	1,060,510	77,000	*
Michael Manella(8)	1,123,959	1.2	1,046,959	77,000	*

*	Represents less than 1.0% of outstanding shares.

(1)

Assumes each of the Selling Stockholders sells all of their shares of our Common Stock covered by this Prospectus and does not acquire beneficial ownership of any additional shares of our Common Stock.

(2)

Shares reported herein include shares deemed to be beneficially owned by (i) Abrams Capital Partners II, L.P. (“ACP II”), Riva Capital Partners IV, L.P. (“Riva IV”), Abrams Capital Partners I, L.P. (“ACPI”), Whitecrest Partners, LP (“WCP”), Great Hollow International, L.P. (“GHI”) and Riva Capital Partners V, L.P. (“Riva V”); (ii) Abrams Capital, LLC (“AC LLC”) that are held for the account of ACPI, ACPII, and WCP for which AC LLC serves as general partner; (iii) Riva Capital Management IV, LLC (“RCM IV”) that are held for the account of Riva IV for which RCM IV serves as general partner; (iv) Riva Capital Management V, LLC (“RCM V”; together with AC LLC, GHP, and RCM IV, the “GP Entities”) that are held for the account of Riva V for which RCM V serves as general partner and (v) Great Hollow Partners, LLC (“GHP”) that are held for the account of GHI for which GHP serves as general partner. Furthermore, shares reported herein also include shares deemed to be beneficially owned by Abrams Capital Management, L.P. (the “LP”) and Abrams Capital Management, LLC (the “LLC”). The LP serves as investment manager for ACP II, Riva IV, Riva V, ACPI, WCP and GHI. The LLC is the general partner of the LP. David Abrams is the managing member of the GP Entities and the LLC and, as such, may be deemed to beneficially own shares that are beneficially owned by the GP Entities and/or the LLC. The principal business address of these entities is 222 Berkeley Street, 21st Floor, Boston, MA 02116. Mr. Abrams is a member of our Board of Directors (the “Board”).

(3)

Reflects shares held by GSO Capital Opportunities Fund III LP, Blackstone Private Credit Fund, BCRED Twin Peaks LLC, GSO Orchid Fund LP and GSO Barre des Ecrins Master Fund SCSp. (each, a “Blackstone Holder”).

GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Holdings I L.L.C. is the managing member of GSO Capital Opportunities Associates III LLC.

BCRED Twin Peaks LLC is wholly-owned by Blackstone Private Credit Fund. Blackstone Credit BDC Advisors LLC is the investment manager of Blackstone Private Credit Fund. Blackstone Alternative Credit Advisors LP is the sole member of Blackstone Credit BDC Advisors LLC.

GSO Orchid Associates LLC is the general partner of GSO Orchid Fund LP. GSO Holdings III L.L.C. is the sole member of GSO Orchid Associates LLC.

Blackstone Europe Fund Management S.à r.l is the manager of GSO Barre des Ecrins Master Fund SCSp. Blackstone Alternative Credit Advisors LP is the investment manager of Blackstone Europe Fund Management S.à r.l.

GSO Advisor Holdings L.L.C. is the special limited partner of Blackstone Alternative Credit Advisors LP with the investment and voting power over the securities beneficially owned by Blackstone Alternative Credit Advisors LP. Blackstone Holdings I L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Capital Opportunities Fund III LP and is the sole member of GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Holdings IV L.P. is the sole member of GSO Holdings III L.L.C. Blackstone Holdings IV GP LP is the general partner of Blackstone Holdings IV L.P. Blackstone Holdings IV GP Management (Delaware) L.P. is the general partner of Blackstone Holdings IV GP LP. Blackstone Holdings IV GP Management L.L.C. is the general partner of Blackstone Holdings IV GP Management (Delaware) L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings IV GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the Blackstone Holders (other than each Blackstone Holder to the extent of its direct holdings). The principal business address of these entities is c/o Blackstone Inc. 345 Park Avenue, 31st Floor, New York, New York 10154.

(4)

Shares reported herein are owned by GPV Loar LLC, a Delaware limited liability company (“GPV Loar”), the sole Manager of which is Paul S. Levy. As a result, Mr. Levy may be deemed to have beneficial ownership of the shares held directly by GPV Loar. The address for GPV Loar and Mr. Levy is 440 Royal Palm Way, Palm Beach, FL 33480. Mr. Levy is a member of our Board.

(5)

Shares reported herein include shares owned by the Charles Family Trust 13, the trustee of which is Dirkson Charles. As a result, Mr. Charles may be deemed to have beneficial ownership of the shares held directly by the Charles Family Trust 13. Shares reported herein also include 142,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Charles is our President, Chief Executive Officer, Executive Co-Chairman and Director.

(6)

Shares reported herein include shares owned by BNM Capital LLC, a Delaware limited liability company, the sole Investments Manager of which is Brett Milgrim. As a result, Mr. Milgrim may be deemed to have beneficial ownership of the shares held directly by BNM Capital LLC. Shares reported herein also include 142,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Milgrim is our Executive Co-Chairman and Director.

(7)

Shares reported herein include 77,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. D’Alessandro is our Treasurer and Chief Financial Officer.

(8)

Shares reported herein include shares owned by the Michael J. Manella as Trustee of the Michael J. Manella Living Trust – 2006. As a result, Mr. Manella may be deemed to have beneficial ownership of the shares held directly by the Michael J. Manella as Trustee of the Michael J. Manella Living Trust—2006. Shares reported herein include 77,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vested on April 29, 2025. Mr. Manella is our Vice President, General Counsel and Secretary.

Registration Rights Agreement

Any offering under this Prospectus will be made pursuant to the registration rights agreement (the “Registration Rights Agreement”) with Abrams Capital, GPV Loar LLC, Blackstone Credit, Dirkson Charles and Brett Milgrim (together, the “Demand Stockholders”), as well as Glenn D’Alessandro and Michael Manella (together with the Demand Stockholders, the “Piggyback Stockholders”).

Demand Registrations

Under the Registration Rights Agreement, the Demand Stockholders are able to require us to file a registration statement (a “Demand Registration”) under the Securities Act and we are required to notify holders of registrable securities that are party to the Registration Rights Agreement (the “Holders”) in the event of such request (a “Demand Registration Request”). The holders of a majority of registrable securities among all Demand Stockholders may each issue up to two Demand Registration Requests for long-form registrations on Form S-1 or any similar long-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $50 million or (ii) all of the remaining registrable securities held by all Demand Stockholders are sold in such offering. Each of the Demand Stockholders may issue up to two Demand Registration Requests in any twelve month period for short-form registrations on Form S-3 or any similar short-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. In addition, each of the Demand Stockholders may issue up to two requests in any twelve month period for take-down offerings (“Shelf Offering”) off of a shelf registration statement (“Take-down Request”) so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be included equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. All eligible holders are entitled to participate in any Demand Registration or Shelf Offering upon proper notice to us, and we are required to use our best efforts to effect such participation in accordance with the terms of the Demand Registration Request or Take-down Request, subject to the Additional Lock-up (as defined below) and certain rights we have to delay or postpone such registration.

Piggyback Registrations

Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration or in connection with registration on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) (a “piggyback registration”), we will be required to notify each Piggyback Stockholder of its right to participate in such registration. We will use reasonable best efforts to cause all eligible securities requested to be included in the registration to be so included, subject to the Additional Lock-up. We have the right to withdraw or postpone a registration statement in which eligible holders have elected to exercise piggyback registration rights, and eligible holders are entitled to withdraw their registration requests prior to the execution of an underwriting agreement with respect to any such registration.

Additional Lock-up

All holders of registrable securities under the Registration Rights Agreement are subject to lock-up provisions under which they have agreed not to sell or otherwise transfer their shares for a period of 90 days following the date of the final prospectus for any other public offering. Mr. Charles and Mr. Milgrim are not permitted to sell or otherwise transfer the shares each of them held immediately following the closing of our initial public offering until and including September 30, 2027 (the “Additional Lock-up”), subject to limited waivers and exceptions, including (i) an exception for Mr. Charles to transfer up to $30 million of such shares held by him and (ii) an exception for Mr. Milgrim to transfer up to $30 million of such shares held by him. If the number of shares that Abrams Capital sells during the Additional Lock-up period as a percentage of the total number of shares held by Abrams Capital immediately following the closing of our initial public offering exceeds 50%, then an additional exception to the Additional Lock-up would apply permitting either Mr. Charles or Mr. Milgrim to initiate a sale of shares to sell up to a pro rata amount calculated on the basis of such percentage.

The Registration Rights Agreement also provides that we will pay certain expenses of the Holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

The foregoing description of the Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed on a Current Report on Form 8-K dated May 3, 2024, and is incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 485,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. We had 93,556,071 shares of our common stock outstanding as of April 21, 2025. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”). As of March 25, 2025, we had 42 holders of record of our common stock and no preferred stock was issued and outstanding.

Common Stock

Dividend Rights. Holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board may determine from time to time.

Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock have no cumulative voting rights.

Preemptive Rights. Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion or Redemption Rights. Our common stock is neither convertible nor redeemable.

Liquidation Rights. Upon our liquidation, the holders of our common stock will be entitled to receive pro rata our assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock.

The issuance of shares of preferred stock could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. In addition, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control, or other corporate action. As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our common stock.

Registration Rights

In connection with our initial public offering, we entered into the Registration Rights Agreement. See above under “Selling Stockholders—Registration Rights Agreement.”

Voting Agreement

Abrams Capital, GPV Loar LLC, Dirkson Charles and Brett Milgrim have entered into the Voting Agreement pursuant to which (i) Abrams Capital, Dirkson Charles and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Paul S. Levy, a designee of GPV Loar LLC, is standing for election as a director in favor of his election, (ii) GPV Loar LLC, Dirkson Charles and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which any person identified by Abrams Capital as an Abrams Capital designee is standing for election as a director in favor of the election of such Abrams designee, (iii) Abrams Capital, GPV Loar LLC and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Dirkson Charles is standing for election as a director in favor of his election and (iv) Abrams Capital, GPV Loar LLC and Dirkson Charles agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Brett Milgrim is standing for election as a director in favor of his election. The Voting Agreement terminates automatically upon the earlier of (a) the 10th anniversary of its effective date and (b) the first date that the aggregate number of shares of our common stock beneficially owned by either Abrams Capital and its controlled affiliates or GPV Loar LLC and its controlled affiliates is equal to or less than 10%.

The foregoing description of the Voting Agreement is intended as a summary only and is qualified in its entirety by reference to the Voting Agreement, a form of which was filed as Exhibit 10.4 to our Registration Statement on Form S-1, filed with the SEC April 2, 2024.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our Board. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our Board may consider relevant.

Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders. We believe the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals.

These provisions include:

Classified Board. Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board. Our Board has ten members.

Stockholder Action by Written Consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our certificate of incorporation precludes stockholder action by written consent.

Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that, except as required by law, special meetings of our stockholders may be called at any time only by or at the direction of our Board or the chairman of our Board. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Procedures. Our bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nomination of candidates for election as directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Removal of Directors; Vacancies. Our certificate of incorporation provides all directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting. Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors are able to elect all of our directors.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations. We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

We opted opt out of Section 203.

Supermajority Approval Requirements

Our certificate of incorporation and bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate of incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our certificate of incorporation provides that the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provision establishing the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (4) any other action asserting a claim against the Company or any director or officer of the Company that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which there is exclusive federal or concurrent federal and state jurisdiction.

Additionally, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and accordingly, we cannot be certain that a court would enforce these exclusive forum provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions. Further, in the event a court finds any such exclusive forum provision contained in our certificate of incorporation to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, no non-employee director (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision does not limit or eliminate the liability of any officer in any action by or in the right of the Company, including any derivative claims. Further, the exculpation does not apply to any director or officer if the director or officer has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, or derived an improper benefit from his or her actions as a director or officer. In addition, exculpation does not apply to any director in connection with the authorization of illegal dividends, redemptions or stock repurchases.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also will be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions included in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the trading symbol “LOAR.”

PLAN OF DISTRIBUTION

The Selling Stockholders identified in this Prospectus may offer, from time to time, shares of our Common Stock. We are registering such shares under the terms of the Registration Rights Agreement. We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may sell all or a portion of the shares of our Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our Common Stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholder;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the Registration Statement of which this Prospectus forms a part;

•	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may offer our Common Stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell our Common Stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our Common Stock, underwriters may receive compensation from the Selling Stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If underwriters are used for the sale of our Common Stock, to the extent required by law, the names of the underwriters will be set forth in any applicable prospectus supplement used by the underwriters to sell those securities. The Selling Stockholders may use underwriters with whom we or the Selling Stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.

If underwriters are used for the sale of our Common Stock, unless otherwise indicated in this Prospectus or a prospectus supplement relating to a particular offering of Common Stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

If underwriters are used for the sale of our Common Stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our Common Stock in the open market for the purpose of preventing or delaying a decline in the market price of our Common Stock while such offering is in progress. These stabilizing transactions may include making short sales of our Common Stock, which involves the sale by the underwriters of a greater number of shares of our Common Stock than they are required to purchase in such offering, and purchasing shares of our Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than any underwriters’ option to purchase additional shares, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising an option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through any option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market that could adversely affect investors who purchase in an offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of our Common Stock pursuant to this Prospectus and any applicable prospectus supplement and to the activities of the Selling Stockholders. In addition, we will make copies of this Prospectus and any applicable prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. All of the foregoing may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(a)(1) of the Securities Act may be sold under such rules rather than pursuant to this Prospectus or a prospectus supplement.

The Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell short the shares and deliver our Common Stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus and any applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus and any applicable prospectus supplement. The Selling Stockholders also may transfer and donate shares of our Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and any applicable prospectus supplement.

The aggregate proceeds to the Selling Stockholders from the sale of the shares of our Common Stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of our Common Stock covered by this Prospectus and any applicable prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of shares being offered by the Selling Stockholder and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

The estimated offering expenses payable by the Selling Stockholders and/or the Company, in addition to any underwriting discounts and commissions that will be paid by the Selling Stockholders, will be described in any applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Benesch, Friedlander, Coplan & Aronoff LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Loar Holdings Inc. appearing in Loar Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this Prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this Prospectus is considered to be an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Because we are incorporating by reference future filings with the SEC, this Prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded. This Prospectus incorporates by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made between the date of this Prospectus and the termination of any offering (excluding, in each case, any portions of such documents or future filings that have been “furnished” but not “filed” for purposes of the Exchange Act):

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

2.

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31,  2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 22, 2025.

3.

The description of our Common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 24, 2024, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

4.	Current Report on Form 8-K filed on February 21, 2025, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed on February 25, 2025.

5.	Current Report on Form 8-K filed on March 7, 2025.

We will provide at no cost to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference as described above (other than exhibits, unless specifically incorporated by reference in such document). Requests for such a copy should be directed to Loar Holdings Inc., 20 New King Street, White Plains, New York 10604; Attention: Investor Relations; (914) 909-1311; IR@loargroup.com.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this Prospectus or the Registration Statement of which this Prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our filings with the SEC are also available on our website at https://www.loargroup.com. Information contained on or that can be accessed through our website does not constitute part of this Prospectus and the inclusion of our website address in this Prospectus or any accompanying prospectus supplement is an inactive textual reference only. You should not consider information contained on our website to be part of this Prospectus or any accompanying prospectus supplement in deciding whether to purchase our securities.

9,000,000 Shares

Loar Holdings Inc.

Common Stock

Prospectus Supplement

Jefferies		Morgan Stanley
Moelis & Company	Citigroup	RBC Capital Markets
Blackstone

May 14, 2025